Exhibit 99.1

FOR IMMEDIATE RELEASE

GATX CORPORATION AND BROOKFIELD INFRASTRUCTURE TO ACQUIRE WELLS FARGO’S RAIL ASSETS

•	GATX and Brookfield Infrastructure form a joint venture and enter into an agreement to acquire Wells Fargo’s rail operating lease portfolio, composed of approximately 105,000 railcars

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Additionally, Brookfield Infrastructure enters into an agreement to directly acquire Wells Fargo’s rail finance lease portfolio, composed of approximately 23,000 railcars and approximately 440 locomotives

•	GATX to serve as manager of the railcars in the joint venture and the finance lease railcars and locomotives directly owned by Brookfield Infrastructure

CHICAGO, May 29, 2025 - GATX Corporation (NYSE: GATX) announced today a definitive agreement to acquire approximately 105,000 railcars from Wells Fargo for $4.4 billion through a newly formed joint venture with Brookfield Infrastructure Partners L.P. (“BIP”) (NYSE: BIP; TSX: BIP.UN) and its institutional partners (collectively, “Brookfield Infrastructure”). Initial joint venture equity ownership will be GATX (30%) and Brookfield Infrastructure (70%), with GATX having the option to acquire 100% of the joint venture equity over time.

GATX’s global portfolio of assets includes tank and freight railcars, commercial aircraft spare engines, and tank containers. BIP is the flagship listed infrastructure company of Brookfield Asset Management, a leading global alternative asset manager, with over $1 trillion of assets under management.

“This is an outstanding opportunity to build on GATX’s leading North American platform,” said Robert C. Lyons, president and chief executive officer of GATX. “Throughout our 125-plus-year history, we have developed unique asset, commercial and operational expertise that positions us to acquire and integrate this fleet. Importantly, by acquiring the assets in this manner, we will maintain the financial flexibility and capacity to continue growing all of our businesses while capitalizing on the value creation opportunities inherent in the assets acquired.”

Mr. Lyons added, “We will work closely with customers to ensure an efficient transition to GATX’s commercial and operational platform. The acquisition will enhance GATX’s fleet diversification, providing additional opportunities to serve our customers. In the first full year after closing, we expect the impact of the transaction to be modestly accretive to earnings per share, with more material contributions thereafter.”

The transaction is subject to customary closing conditions, including required regulatory approvals and clearances, and it is expected to close in the first quarter of 2026 or sooner.

Advisors

BofA Securities acted as the sole financial advisor to GATX and Brookfield Infrastructure.

Mayer Brown is serving as legal counsel to GATX. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Brookfield Infrastructure.

Transaction Details

The following information relates to the newly formed joint venture between GATX and Brookfield Infrastructure and the agreement to acquire the rail operating lease portfolio, composed of approximately 105,000 railcars:

Joint Venture Structure

•	Initial equity ownership in the joint venture will be shared between GATX (30%) and Brookfield Infrastructure (70%).

•	GATX will have commercial and operational control of the joint venture assets and will manage all assets on behalf of the partners.

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GATX will hold a series of annual call options that, if exercised, will enable GATX to acquire up to 100% of Brookfield Infrastructure’s equity interest over time. If each annual call option is exercised, GATX would acquire Brookfield Infrastructure’s equity interest in 10 years or less.

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GATX’s initial equity contribution will be approximately $400 million and will be funded through general operating cash flow and financing activity. Future call options, if exercised, also will be funded through general operating cash flow and financing activity and will fit manageably within GATX’s ordinary capital investment plan.

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It is expected that the joint venture will be a static pool of assets. GATX’s current and future investment and growth initiatives across its businesses are expected to be unaffected by this acquisition.

Joint Venture Financing

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In addition to the partner equity contributions, Wells Fargo Securities, LLC, BofA Securities, MUFG Bank Ltd., and Sumitomo Mitsui Banking Corporation (SMBC) are providing the joint venture with a fully underwritten $3.2 billion 5-year unsecured term loan and a $250 million unsecured revolving credit facility.

Financial Statement Impact

•	Given GATX’s commercial and operational control of the joint venture assets, it is expected that the joint venture will be consolidated on GATX’s financial statements.

•	It is expected that Brookfield Infrastructure’s initial joint venture equity contribution, a Non-Controlling Interest (“NCI”), will be presented on GATX’s balance sheet as common equity.

•	GATX’s post-acquisition credit and return metrics are expected to be generally in line with current metrics.

The Wells Fargo Rail Assets Acquired

•	The 105,000 railcar operating lease portfolio consists primarily of freight cars (95%), spread across a diverse mix of specific car types.

•	Current fleet utilization is approximately 97%.

TELECONFERENCE INFORMATION

GATX Corporation will hold an investor call on the morning of May 30, 2025 to discuss the transaction. Call details are as follows:

Date:	May 30, 2025
Time:	9:00 a.m. (Eastern Time)
Domestic Dial-In:	1 (800) 715-9871
International Dial-In:	1 (646) 307-1963
Live Webcast:	www.gatx.com

Replay: 1-800-770-2030 (or 1-609-800-9909 International) / Access Code: 8822283

Call-in details, a copy of this press release, related presentation materials and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), May 30, 2025.

FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that are difficult to predict and could cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Forward-looking statements include, but are not limited to, statements regarding our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would,” and similar expressions.

Forward-looking statements are based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Actual results may differ materially from those anticipated in these statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

A variety of factors could cause actual results to differ materially from current expectations expressed in forward-looking statements, including, but not limited to, those discussed under “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. These factors include, among others: a significant decline in customer demand for our transportation assets or services (including as a result of prolonged inflation or deflation, high interest rates, weak macroeconomic conditions and the impact of global trade disruptions, weak market conditions in our customers’ businesses, adverse changes in the price of or demand for commodities, changes in railroad operations, efficiency, pricing and service offerings, labor strikes or shortages, changes in or disruptions to supply chains, availability of alternative modes of transportation, changes affecting the aviation industry, customers’ decisions to purchase rather than lease transportation assets, or other operational or commercial decisions by our customers); inability to maintain our transportation assets on lease at satisfactory rates and terms due to reduced demand, oversupply, or other market changes; competitive factors in our primary markets, including competitors with greater financial resources, higher credit ratings, or lower costs of capital; higher costs associated with increased assignments of transportation assets following non-renewal of leases, customer defaults, or maintenance programs; events adversely impacting assets, customers, or regions where we have concentrated investment exposure; financial and operational risks associated with long-term purchase commitments for transportation assets; reduced opportunities to generate asset remarketing income; inability to successfully complete and manage ongoing acquisition and divestiture activities; reliance on key suppliers or partners, such as Rolls-Royce in our aircraft spare engine leasing business, and risks associated with their performance; potential obsolescence of our assets; risks related to international operations and expansion, including changes in laws, regulations, tariffs, taxes, treaties, or trade barriers; failure to successfully negotiate collective bargaining agreements with unions representing our employees; inability to attract, retain, and motivate qualified personnel, including key management; inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruptions; exposure to damages, fines, penalties, and reputational harm from litigation, including claims arising from accidents involving transportation assets; changes in, or failure to comply with, laws, rules, and regulations; environmental liabilities and remediation costs; operational, functional, and regulatory risks associated with climate matters, severe weather events, and natural disasters; U.S. and global political conditions, including increased geopolitical tensions and wars, and their impact on economic conditions and supply chains; fluctuations in foreign exchange rates; deterioration of capital market conditions, reductions in our credit ratings, or increases in financing costs; inability to obtain cost-effective insurance; changes in assumptions, increased funding requirements, or investment losses in our pension and post-retirement plans; inadequate allowances for credit losses in our portfolio; asset impairment charges; inability to maintain effective internal control over financial reporting and disclosure controls and procedures; and the occurrence of a widespread health crisis and the impact of related measures.

These and other risks and uncertainties could cause actual results to differ materially from those projected or implied in forward-looking statements. For a more complete discussion of these and other risks, please refer to our filings with the U.S. Securities and Exchange Commission.

COMPANY DESCRIPTION

At GATX Corporation (NYSE: GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

AVAILABILITY OF INFORMATION ON GATX’S WEBSITE

Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investors” tab.

FOR FURTHER INFORMATION CONTACT:

GATX Corporation

Shari Hellerman

Senior Director

Investor Relations and Corporate Communications

312-621-4285

shari.hellerman@gatx.com